EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Garry S. Meyer, Seasoned Financial Services IT & Best Practices Executive, Joins CIC Board of Directors

Redwood Shores, CA, November 28, 2007- (OTC BB: CICI) Communication Intelligence Corporation (“CIC” or the “Company”), a leading supplier of electronic signature solutions for business process automation in the financial industry and the recognized leader in biometric signature verification, announced today the appointment of Garry Meyer to the CIC Board of Directors. He will also chair the Company’s Best Practices Committee.

Dr. Meyer has an extensive track record of leading the strategic use of technology in large-scale initiatives that deliver extraordinary business benefits and enable high rates of sustainable growth.  He is Principal of GSMeyer & Associates LLC, a private equity and technology consulting firm.  He has more than 25 years of experience in the financial services industry. His most recent prior position was Chief Information Officer of Agency and Personal Markets at Liberty Mutual Insurance. Prior to joining Liberty Mutual, he was Senior Vice President & Global IT Quality Leader for General Electric. At GE’s consumer banking and commercial financial services he developed and implemented a strategy of core technology platforms and methods to enable leverage in multiple businesses, a key driver of asset growth. He was also a key contributor to record revenue growth through LEAN Six Sigma new product introductions and best practice processes.  Previously, Dr. Meyer was Managing Director, Trusted Services at SAFNET, Vice President at Marsh & McLennan, Principal & CIO at Smart Card International, Inc., Director, Information Technology at Citicorp POS Information Services, Inc., and Vice President, Management Information System at Standard & Poor’s. Garry Meyer holds a M.S. from MIT, a Ph.D. from the State University of New York and is certified in Six Sigma.

“I am highly impressed with Garry’s leadership role and experience in bringing the benefits of automation technology, Six Sigma and best practice processes to the Financial Services Industry,” stated CIC’s Chairman & CEO Guido DiGregorio. “We look forward to benefiting from his understanding and experience as an IT executive focused on the adoption and effective deployment of technology to achieve sustainable financial objectives.  Garry’s contributions will clearly enhance our efforts in achieving our primary objective which is to deliver sustainable customer value through effective co-destiny relationships.”

“I am delighted to join CIC’s Board of Directors and look forward to contributing to the dedication I know the Company has for enabling the financial services industry with the benefits of the paperless enterprise  through the best practices possible to achieve its customers’ overall objectives,” stated Garry Meyer. “I believe CIC’s leadership position within the financial services industry demonstrates a clear focus on understanding and delivering customer value as reflected in CIC being chosen by Frost & Sullivan for the 2007 Market Leadership Award which speaks to its focus on Best Practices.  I look forward to enhancing CIC’s objective of maintaining its market leadership by delivering to customers the best in enterprise wide eSignature software solutions and being a highly knowledgeable process oriented supplier differentiated by, and dedicated to, rapid-cost effective large scale deployments.”

About CIC
Communication Intelligence Corporation (“CIC”) is a leading supplier of electronic signature solutions for business process automation in the Financial Industry and the recognized leader in biometric signature verification. CIC’s products enable companies to achieve truly paperless work flow in their eBusiness processes by enabling them with “The Power to Sign Online®” with multiple signature technologies across virtually all applications.  Industry leaders such as AIG, Charles Schwab, Prudential, Nationwide (UK), Snap-on Credit and Wells Fargo chose CIC’s products to meet their needs. CIC sells directly to enterprises and through system integrators, channel partners and OEMs. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at http://www.cic.com.

CIC, its logo and the Power to Sign Online are registered trademarks. All other trademarks and registered trademarks are the property of their respective holders.

Forward Looking Statement
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of the products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company's business; (3) the Company's inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

Contact Information

CIC
Investor Relations Inquiries:
Chantal Eshghipour
650-802-7740
investorrelations@cic.com

  ###   PR#497Final